Sutor Technology Group Limited Appoints New Chief Executive Officer and Chief Operating Officer

CHANGSHU, China, February 13, 2014-- Sutor Technology Group Limited (the "Company" or "Sutor") (Nasdaq: SUTR), a leading China-based manufacturer and distributor of high-end fine finished steel products used by a variety of downstream applications, today announced that its Board of Directors has appointed Mr. Zhuo Wang to the position of Chief Executive Officer and Mr. Shoubin Xiong to the position of Chief Operating Officer, effective February 11, 2014. Ms. Lifang Chen, who resigned from her position as the Company’s CEO due to personal reasons, will remain as the Chairwoman of the Board of Directors.

Ms. Chen said, “I am very pleased that Sutor’s management team is further strengthened and becomes more dynamic. Mr. Wang has been with Sutor for eight years and playing a number of important roles in the Company, acting as vice general manager, vice president, investor relations director and assistant to the CEO. In the past three years, under my supervision, Mr. Wang participated in and successfully carried out many strategic decisions of the Company. I am very excited to handle the reins to Mr. Wang.”

“Mr. Xiong has a proven track record and processes extensive technical and operational expertise. His metallurgical engineering background fits well with our focus on upgrading and renovating our production lines to not only reduce operating costs but also introduce new and high margin products to meet the market demands.” Ms. Chen added.

Mr. Wang said, “I would like to thank my very supportive Chairwoman Ms. Chen and members of the Board. The Company will continue its well-designed strategy and endeavor to move up the smiling curve by offering high margin products and integrating downstream supplementary services. I look forward to the challenges ahead.”

Since Mr. Wang joined Sutor in January 2007, he has held a number of management positions including vice general manager, vice president, investor relations director and assistant to the CEO. Mr. Wang has extensive work experience in team building, business management, project management, M&A, financial analysis and management, investor relations and corporate governance. Mr. Wang also has expert knowledge of macro-economic analysis and industrial trend judgment and is involved in the Company’s important decisions making process and implementation supervision. Mr. Wang holds dual B.A. degrees in accounting and business administration (with honors).

Mr. Shoubin Xiong joined Sutor in February 2012. He serves as general manager of technical management center of the Company. Mr. Xiong has extensive experience in production line operations management. During his tenure, he is in charge of new product research and development, equipment and technical transformation and daily operations management. From December 2006 to January 2012, Mr. Xiong served as vice general manager of Wuhan Henghong Mechanical and Electrical Co., Ltd and was in charge of production line budgeting, installation, testing and operations management. As chief technical engineer with China First Metallurgical Group Co., Ltd. from July 1990 to December 2005, Mr. Xiong was responsible for production lines installation, budgeting and equipment maintenance at several large steel mills including Wu Steel and Guangzhou Iron & Steel Enterprises Group. Mr. Xiong is a senior engineer and holds Bachelor’s degree in metallurgical engineering.

About Sutor Technology Group Limited

Sutor is one of the leading China-based manufacturers and distributors of high-end fine finished steel products used by a variety of downstream applications. The Company utilizes a variety of in-house developed processes and technologies to convert steel manufactured by third parties into fine finished steel products, including hot-dip galvanized steel, pre-painted galvanized steel, acid-pickled steel, cold-rolled steel and welded steel pipe products. To learn more about the Company, please visit http://www.sutorcn.com/en/index.php.

Forward-Looking Statements

This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning our expected financial performance, liquidity and strategic and operational plans, our future operating results, our expectations regarding the market for our products, our expectations regarding the steel market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements. These risks and uncertainties include, but not limited to, the factors mentioned in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended June 30, 2013, and other risks mentioned in our other reports filed with the Securities Exchange Commission (“SEC”). Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov. The words "believe,""expect,""anticipate,""project,""targets,""optimistic,""intend,""aim,""will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Investor Relations
Sutor Technology Group Limited
Tel: +86-512-5268-0988

Email: investor_relations@sutorcn.com